UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

Curtiss-Wright Corporation

(Exact Name of Registrant as Specified in its Charter)

DE	1-134	13-0612970
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Becker Farm Road Roseland, NJ	07068 (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (973) 597-4752

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 1, 2005, the Company completed the issuance and sale of $150,000,000 in 5.51% Series C Senior Guaranteed Notes (“the Notes”) pursuant to a Note Purchase Agreement entered into the same date (“2005 Note Purchase Agreement”), with J.P. Morgan Securities Inc., as Placement Agent for the Company. The Senior Notes consisted of a single 12 year bullet maturity, which is unsecured. The Senior Notes rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness. Curtiss-Wright intends to use the net proceeds of the offering to reduce outstanding indebtedness under the Company's revolving credit facilities, to fund its ongoing strategic growth plan and for other general corporate purposes.

The Notes were offered and sold to institutional accredited investors in a private placement that qualified for exemption from registration under the Securities Act. The Notes will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Notes contain customary affirmative covenants, including, without limitation, corporate existence and power, compliance with laws, maintenance of insurance, maintenance of properties, payment of taxes, addition of subsidiary guarantors, and furnishing of quarterly and annual financial statements, quarterly compliance certificates, and notices and other information. The Notes also contain customary restrictive covenants, including, without limitation, restrictions on the following: subsidiary indebtedness; consolidations; mergers, liquidation, dissolution; sale of assets; liens and encumbrances; contingent obligations; new subsidiaries, acquisitions; sale and leaseback transactions; conduct of business; transactions with subsidiaries, shareholders and affiliates; amendments to corporate documents; and change in fiscal year.

The 2005 Note Purchase Agreement also contains financial covenants, including, without limitation, covenants pertaining to the following:

Limitation on Consolidated Debt. The Company will not permit the ratio of Consolidated Debt to Consolidated Total Capitalization, in each case as of the last day of each fiscal quarter of the Company, to be greater than 0.60 to 1.00.; and

Minimum Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $403,223,000, plus (b) an amount equal to 50% of its aggregate Consolidated Net Income (but only if a positive number) for each completed fiscal quarter of the Company at such time ending on or after September 30, 2005.

The Notes contain customary events of default, including, without limitation, failure to make payments when due; breach of representations and warranties; default in any covenant or agreement set forth in the 2005 Note Purchase Agreement after any applicable grace period; cross default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing indebtedness in excess of $20,000,000 of the Borrower or any of its subsidiaries; events of bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $20,000,000; dissolution; the occurrence of a termination event; or the failure to maintain minimum funding standards in any ERISA based plans. The 2005 Credit Agreement also includes customary provisions protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes (including appropriate gross-up provisions).

The form of the 2005 Note Purchase Agreement is attached to this filing as Exhibit 10.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curtiss-Wright Corporation (Registrant)

Date: December 5, 2005	By:	/s/ Glenn E. Tynan
Vice President Finance and CFO

EXHIBIT INDEX

EX-10.1	Note Purchase Agreement

EX-10.2	Restrictive Legend

EX-99	Press Release